SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement              |_|  Confidential, For use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WHITMAN EDUCATION GROUP, INC.
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

     |_| Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement no.:

         (3)  Filing Party:

         (4)  Date Filed:

                          WHITMAN EDUCATION GROUP, INC.


RICHARD C. PFENNIGER, JR.
Chief Executive Officer

                                 August 3, 1998


Dear Fellow Shareholder:

         You are cordially invited to attend the 1998 annual meeting of Shareholders of Whitman Education Group, Inc. (the "Company"). The meeting will be held at 10:00 a.m. on August 27, 1998, at 4400 Biscayne Boulevard, 14th Floor, Miami, Florida.

         The enclosed notice and proxy statement contain details concerning the business to be considered at the meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the nine directors to serve until the 1999 annual meeting of shareholders and "FOR" the plan to amend the Whitman Education Group, Inc. 1996 Stock Option Plan.

         We sincerely hope that you will be present at the annual meeting. Whether or not you plan to attend, please complete, sign, date and return the accompanying proxy card in the enclosed envelope to ensure that your shares will be represented at the meeting.

         A copy of the Company's 1998 Annual Report to Shareholders is also enclosed.

                                            Sincerely,


                                            /S/  RICHARD C. PFENNIGER, JR.
                                            -----------------------------------
                                                 RICHARD C. PFENNIGER, JR.

                          WHITMAN EDUCATION GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 27, 1998

To the Shareholders of
Whitman Education Group, Inc.:

         The 1998 annual shareholders meeting (the "Annual Meeting") of Whitman Education Group, Inc. (the "Company") will be held at 4400 Biscayne Boulevard, 14th Floor, Miami, Florida on August 27, 1998, at 10:00 a.m. local time, for the following purposes:

         (1) to elect nine (9) directors to serve until the 1999 annual meeting of shareholders;

         (2) to consider approval of amendment to the 1996 Whitman Education Group, Inc. Stock Option Plan; and

         (3) to transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on July 22, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection during normal business hours at the offices of the Company located at 4400 Biscayne Boulevard, Miami, Florida during the 10 days preceding the Annual Meeting.

         Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be considered at the Annual Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AND A QUORUM AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY PROVIDING WRITTEN NOTICE TO THE COMPANY BEFORE THE MEETING OR BY ATTENDING THE ANNUAL MEETING AND VOTING.

                                        By Order of the Board of Directors


                                        Richard B. Salzman, Secretary

Miami, Florida
August 3, 1998

                          WHITMAN EDUCATION GROUP, INC.

                             4400 BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33137
                                 (305) 575-6534

                                 PROXY STATEMENT

         This proxy statement is furnished by the Board of Directors of Whitman Education Group, Inc., a Florida corporation (the "Company"), in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on August 27, 1998 (the "Annual Meeting"), at the time and place set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments thereof. Mailing of the proxy statement and the accompanying proxy card to shareholders will commence on or about August 3, 1998.

         Record holders of the Company's Common Stock, no par value per share (the "Common Stock"), at the close of business on July 22, 1998 (the "Record Date") are entitled to one vote for each share held on all matters to be considered at the Annual Meeting. On the Record Date, 13,200,435 shares of Common Stock were outstanding and entitled to vote.


VOTING

         All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy. With respect to the proposal to elect nine directors to serve until the 1999 annual meeting, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. With respect to the other proposals to be voted upon, shareholders may vote in favor of the proposal or against the proposal or may abstain from voting. If no direction is given on a proxy, it will be voted for the election of all director nominees and for the proposed amendments to the 1996 Whitman Education Group, Inc. Stock Option Plan.

         A proxy delivered pursuant to this solicitation is revocable at any time prior to its exercise by giving written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

         A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, votes that are withheld and broker non-votes, relating to shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a proposal, will not affect the outcome of the election. The proposal to amend the 1996 Whitman Education Group, Inc. Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes will have no effect on the vote.

COSTS OF SOLICITATION

         The Company will bear the costs of solicitation of proxies from its shareholders. Solicitation of proxies may be made in person, by mail or by telephone by officers, directors and regular employees of the Company who will not be specially compensated in such regard. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to the beneficial owners and secure their voting instructions, if necessary, and will be reimbursed for the reasonable expenses incurred in sending proxy materials to the beneficial owners.


PRINCIPAL SECURITY HOLDERS

         The following table sets forth certain information as of July 1, 1998 concerning stock ownership of all persons known by the Company to own beneficially in excess of five percent of the Company's Common Stock. Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by each person set forth herein.


NAME AND ADDRESS OF                      NUMBER                    PERCENT
BENEFICIAL HOLDER                        OF SHARES                 OF CLASS
--------------------                     ---------                 ---------

Frost-Nevada,                            5,464,528 (1)             36.1
Limited Partnership
3500 Lakeside Court
Suite 200
Reno, Nevada 89509

TRAL & CO.                               1,000,000                  7.6
The Travelers Indemnity Company
One Tower Square
Hartford, Connecticut 06183-1051

David D. O'Donnell                         929,956 (2)              7.0
Colorado Technical University
4435 N. Chestnut Street
Colorado Springs, Colorado 80907

----------------------

(1) Includes 277,500 shares which may be acquired pursuant to stock options held by Dr. Frost exercisable within 60 days of July 1, 1998 and 1,650,000 shares which may be acquired pursuant to stock purchase warrants held by Frost-Nevada, Limited Partnership (of which Dr. Frost is the sole limited partner and sole shareholder of Frost-Nevada Corporation, the general partner), exercisable within 60 days of July 1, 1998. Dr. Frost is the Chairman of the Board of Directors of the Company.

(2) Includes 105,000 shares which may be acquired pursuant to stock options held by Mr. O'Donnell within 60 days of July 1, 1998 and 383,765 shares held in trust by Mr. O'Donnell for various family members.

                              ELECTION OF DIRECTORS
                                  (ITEM NO. 1)

BOARD OF DIRECTORS

         A Board of Directors consisting of nine directors will be elected at the Annual Meeting to hold office for one year or until their successors are elected and qualified. The persons named below were designated by the Board of Directors as nominees. All of the nominees, except Marvin Strait, are incumbent directors. Although management does not anticipate that any nominee will be unable or unwilling to serve as a director, in the event of such an occurrence, proxies may be voted in the discretion of the persons named in the proxy for a substitute designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors constituting the Board.

JACK R. BORSTING, PH.D.
DIRECTOR SINCE 1994
AGE 69
     Dr. Borsting is the E. Morgan Stanley Professor of Business Administration at the University of Southern California and Director of its Center for Telecommunication Management. From 1988 to 1994, Dr. Borsting was Dean of the University of Southern California School of Business Administration, and from 1983 to 1988, he was Dean of the University of Miami School of Business Administration. Dr. Borsting, a former Assistant Secretary of Defense (Comptroller), is a director of Northrop Grumman Corporation (aerospace), TRO Learning, Inc. (proprietary education) and Bristol Retail System (point-of-sale software and service). Dr. Borsting is a trustee of the Institute for Defense Analysis, the Rose Hill Foundation and the Los Angeles Orthopedic Hospital Foundation.

NEIL FLANZRAICH
DIRECTOR SINCE 1997
AGE 55
     In May 1998, Mr. Flanzraich became Vice Chairman and President of IVAX Corporation (pharmaceuticals). From 1995 through 1998, Mr. Flanzraich was a shareholder and Chairman of the Life Sciences Legal Practice Group of Heller Ehrman White & McAuliffe, Palo Alto, California. From 1981 to 1994, Mr. Flanzraich was Senior Vice President, General Counsel and member of the Corporate Executive Committee of Syntex Corporation, an international pharmaceutical company that was acquired by Roche Holdings Ltd. Mr. Flanzraich serves as Chairman of the Board of North American Vaccine, Inc. (vaccines).

PHILLIP FROST, M.D.
DIRECTOR SINCE 1992
AGE 61
     Dr. Frost has been a director of the Company since April 1992 and Chairman of the Board of Directors since November 1992. Dr. Frost has been Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation (pharmaceuticals) since 1987. Dr. Frost served as President of IVAX from 1991 until 1995. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. Dr. Frost is Vice Chairman of the Board of Directors of North American Vaccine, Inc., Vice Chairman of the Board of Directors of Continucare Corporation (managed health care), and a director of Northrop Grumman Corp. He is a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

PETER S. KNIGHT
DIRECTOR SINCE 1994
PAGE 47
     Mr. Knight is a partner in the law firm of Wunder, Knight, Levine, Thelen & Forscey, in Washington, D.C. In 1996, Mr. Knight took a leave of absence from his firm to serve as President Clinton's Campaign Manager for Clinton/Gore '96. From 1989 to 1991, Mr. Knight was General Counsel and Secretary of Medicis Pharmaceutical Corporation. From 1977 to 1989, Mr. Knight served as the Chief of Staff to Congressman, and later Senator, Al Gore. Mr. Knight is a director of COMSAT Corp. (an international satellite services and digital networking company), Medicis Pharmaceutical Corporation (a pharmaceutical company specializing in dermatology), Healthworld Corp. (an international marketing and communications company specializing in health care), and the Schroder Series Trust (a mutual fund company).

RICHARD M. KRASNO, PH.D.
DIRECTOR SINCE 1996
AGE 56
     In February 1998, Dr. Krasno became President of the Monterey Institute of International Studies in Monterey, California (independent professional graduate school of international studies). From 1983 to February 1998, Dr. Krasno was President and Chief Executive Officer of the Institute of International Education (private not-for-profit education organization), New York City, New York. He served as its Executive Vice President and Chief Operating Officer from 1981 to 1983. Dr. Krasno was Deputy Assistant Secretary of Education with the U.S. Department of Education from 1980 to 1981.

LOIS F. LIPSETT,PH.D.
DIRECTOR SINCE 1996
PAGE 64
          Dr. Lipsett is the President of Health Education Associates, Washington, D.C. Since 1995, Dr. Lipsett has served as a consultant to several companies, including the Robert Wood Johnson Foundation. Dr. Lipsett was Vice President, Scientific and Medical Affairs, American Diabetes Association from 1992 to 1995. Prior to 1992, Dr. Lipsett founded and was Director of the National Diabetes Information Clearinghouse and also was Director for several training and career development programs at the National Institutes of Health.

RICHARD C. PFENNIGER, JR.
DIRECTOR SINCE 1992
AGE 43
          Mr. Pfenniger has been Chief Executive Officer and Vice Chairman of the Company since March 1997 and a director of the Company since 1992. Mr. Pfenniger was Chief Operating Officer of IVAX Corporation from 1994 to March 1997. He served as Senior Vice President--Legal Affairs and General Counsel of IVAX from 1989 to 1994, and as Secretary from 1990 to 1994. Prior to joining IVAX, Mr. Pfenniger was engaged in private law practice. Mr. Pfenniger is a director of North American Vaccine, Inc.

PERCY A. PIERRE, PH.D.
DIRECTOR SINCE 1997
AGE 59
          Dr. Pierre has been Professor of Electrical Engineering at the College of Engineering of Michigan State University since 1995. Prior to 1995, he was Vice President for Research and Graduate Studies, as well as Professor of Electrical Engineering at Michigan State University from 1990 to 1995; President of Prairie View A & M
          University from 1983 to 1989; Assistant Secretary of the Army for Research, Development and Acquisition, Department of the U.S. Army, from 1977 to 1981; and Dean of the School of Engineering at Howard University from 1971 to 1977. Dr. Pierre serves as a director of CMS Energy Corp. (diversified energy company); is a director of Old Kent Financial Corporation (bank holding company) and is a Trustee of the University of Notre Dame.

MARVIN STRAIT
AGE 64
          Mr. Strait has served on the Board of Directors of Colorado Technical University since 1986. Mr. Strait presently practices as a Certified Public Accountant under the name A. Marvin Strait, CPA. He has practiced in the field of public accountancy in Colorado for the past thirty-eight years. He also presently serves as a member of the Board of Directors of Western National Bank, Colorado Springs, Colorado, and as a member of the Audit Committee of the United States Olympic Committee. Mr. Strait has previously served as the Chairman of the Board of Directors of the American Institute of Certified Public Accountants and as President of the Colorado Society of Certified Public Accountants.


DIRECTOR COMPENSATION

         Each director who is not employed by the Company receives $4,800 per year for his or her service as a director, $1,000 for each Board of Directors meeting attended in person, and is reimbursed for expenses incurred in attending board and committee meetings. In lieu of both the monthly retainer and the meeting attendance fees, each director who is not employed by the Company may elect to receive 2,500 options to purchase shares of the Company's Common Stock, to be granted on the first business day after election at the annual meeting of shareholders.

         In addition, pursuant to the formula grant provision contained in the Company's 1996 Stock Option Plan, non-employee directors automatically are granted each year, on the first business day following the Company's annual meeting of shareholders, non-qualified stock options to purchase 7,500 shares (37,500 in the case of the Chairman of the Board) of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant, and having a term of ten years. In fiscal 1998, pursuant to that formula grant provision, options at an exercise price of $5.75 per share were automatically granted to Dr. Frost (37,500 shares), and to Dr. Borsting, Mr. Knight, Dr. Lipsett, Dr. Krasno, Dr. Pierre and Mr. Flanzraich (7,500 shares each). In addition, pursuant to the election described above, Dr. Frost, Dr. Borsting and Messrs. Knight and Flanzraich also received options to purchase an additional 2,500 shares at $5.75 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held six meetings during fiscal 1998 and acted one time by written consent. All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served during the period in which they were a member of the Board of Directors or the committee, as applicable. The Board of Directors has three standing committees, described below. The Board of Directors does not have a nominating committee, and the usual functions of such a committee are performed by the entire Board of Directors.

         EXECUTIVE COMMITTEE. The Executive Committee of the Board of Directors in certain matters during intervals between meetings of the Board of Directors. The current members of the Executive Committee are Mr. Pfenniger, Dr. Frost, Dr. Borsting and Mr. Flanzraich. The Executive Committee acted once by written consent during fiscal 1998.

         AUDIT COMMITTEE. The principal functions of the Audit Committee include reviewing the adequacy of the Company's internal systems of accounting controls, recommending to the Board of Directors the appointment of independent auditors, conferring with independent auditors and internal auditors concerning the scope of their examinations of the books and records of the Company and their independence, reviewing the financial statements of the Company and management's disclosures, reviewing the independent auditors' findings and recommendations, and considering other appropriate matters regarding the financial affairs of the Company. The current members of the Audit Committee are Dr. Borsting, Mr. Knight, Dr. Lipsett, and Dr. Pierre. The Audit Committee held five meetings during fiscal 1998.

        COMPENSATION COMMITTEE. The principal functions of the Compensation Committee are to approve or recommend to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors and executive officers and to review with management the Company's employee and stock benefit programs. The current members of the Compensation Committee are Dr. Frost, Dr. Krasno and Mr. Flanzraich. The Compensation Committee held four meetings during fiscal 1998.


EXECUTIVE OFFICERS WHO ARE NOT NOMINEES

         The Company's executive officers are elected annually at the first meeting of the Board of Directors following each annual meeting of Shareholders. Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees for director.

         RANDY S. PROTO. Mr. Proto, age 40, has been President of Whitman since 1994. In March 1997, Mr. Proto also assumed the duties of Chief Operating Officer. For seven years prior thereto, Mr. Proto was Chief Executive Officer and had ownership interests in eleven proprietary schools in four states. For eight years prior thereto, Mr. Proto was employed by Computer Processing Institute. Among the positions he held at that institution were Vice President and School Director, Director of Admissions and Marketing, Director of Finance and Financial Aid, Director of Placement and Director of Education.

         DAVID D. O'DONNELL. Mr. O'Donnell, age 56, has been President and Chairman of the Board of Colorado Tech since 1986. Since 1997, Mr. O'Donnell has also been Acting Chancellor of Huron University, a campus of Colorado Technical University in Huron, South Dakota. Prior to 1986, Mr. O'Donnell was employed by ITT Educational Services, Inc., another provider of proprietary education, from 1975 through February 1986 when he left to join Colorado Technical University. While at ITT Educational Services, Mr. O'Donnell served in many capacities including Director of Marketing and Vice President and General Manager of ITT Employment Training Systems, a subsidiary of ITT Educational Services.

         FERNANDO L. FERNANDEZ. Mr. Fernandez, age 37, has served as Vice President--Finance, Treasurer and Chief Financial Officer of Whitman since 1996. Prior to joining the Company, Mr. Fernandez, a certified public accountant, served as Chief Financial Officer of Frost-Nevada Limited Partnership from 1991 to 1996. Previously, Mr. Fernandez served as Audit Manager for Coopers & Lybrand in Miami.

         RICHARD B. SALZMAN. Mr. Salzman, age 37, has served as Vice President--Legal Affairs and General Counsel and Secretary of Whitman since 1996. For approximately ten years prior to joining Whitman, Mr. Salzman was engaged in private law practice in Miami, Florida, primarily with the firm of Homer & Bonner, P.A.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and 10% shareholders to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the American Stock Exchange. Directors, executive officers and 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, the Company believes that during fiscal 1998 the Company's directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company currently occupies administrative offices in Miami, Florida which are owned by IVAX Corporation. The lease between the Company and IVAX provides for an annual rental of $141,000. The Chairman of the Board of the Company is also the Chairman of the Board and a principal shareholder of IVAX and Neil Flanzraich, a director of the Company, is Vice Chairman and President of IVAX.

         The Company purchases certain textbooks and materials for resale to its students from an entity that is 40% owned by Randy S. Proto, the Company's Chief Operating Officer. In the fiscal years ended March 31, 1998, 1997 and 1996, the Company purchased $120,300, $78,900 and $166,000 in textbooks and materials from that entity.


STOCK OWNERSHIP BY MANAGEMENT

         The following table sets forth certain information as of July 1, 1998 concerning the number of shares of Common Stock beneficially owned by each director, each nominee for director, each executive officer named below in the "Summary Compensation Table" under "Executive Compensation" and all directors and executive officers as a group, and the percentage such shares represent of the total outstanding shares of Common Stock. Unless otherwise indicated, all shares are owned directly by the person indicated who holds sole voting and investment power.

                                           SHARES BENEFICIALLY         PERCENT
NAME OF BENEFICIAL HOLDER                  OWNED(1)                    OF CLASS
-------------------------                  -------------------         --------

Jack R. Borsting, Ph.D.                        43,100  (2)                *

Neil Flanzraich                                14,375  (2)                *

Phillip Frost, M.D.                          5,464,528 (3)              36.1

Peter S. Knight                                37,500  (2)                *

Richard M. Krasno, Ph.D.                       15,000  (2)                *

Lois F. Lipsett, Ph.D.                         15,200  (2)                *

Richard C. Pfenniger, Jr.                     197,500  (2)               1.5

Percy A. Pierre, Ph.D.                         15,725  (2)                *

Marvin Strait                                 72,102                      *

Randy S. Proto                                374,280  (2)               2.8

David D. O'Donnell                            929,956  (4)               7.0

Fernando L. Fernandez                         122,500  (2)                *

Richard B. Salzman                             52,500  (2)                *

All directors and executive officers
as a group (12 persons)                      7,282,164 (5)               45
---------------------

*        Represents beneficial ownership of less than one percent.

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934.

(2) Includes shares which may be acquired pursuant to stock options exercisable within 60 days of July 1, 1998 as follows: Dr. Borsting (37,500); Mr. Knight (37,500); Dr. Krasno (15,000); Mr. Flanzraich
         (14,375);  Dr.  Lipsett  (15,000);  Dr.  Pierre (13,125); Mr. Pfenniger
         (172,500);  Mr.  Proto  (366,250);  Mr.  Fernandez  (122,500);  and Mr.
         Salzman (52,500).

(3) Includes 1,650,000 shares which may be acquired pursuant to stock purchase warrants held by Frost-Nevada, Limited Partnership (of which Dr. Frost is the sole limited partner and sole shareholder of Frost-Nevada Corporation, the general partner), exercisable within 60 days of July 1, 1998 and 277,500 shares which may be acquired pursuant to stock options held by Dr. Frost exercisable within 60 days of July 1, 1998.

(4) Includes 105,000 shares which may be acquired pursuant to stock options exercisable within 60 days of July 1, 1998, and 383,765 shares held in trust by Mr. O'Donnell for various family members.

(5) Includes shares described in footnotes (1) through (4) as beneficially owned.


EXECUTIVE COMPENSATION

         The following table contains certain information regarding aggregate compensation paid or accrued by the Company during fiscal 1998 to the Chief Executive Officer of the Company and to each of the four most highly compensated executive officers other than the Chief Executive Officer.


                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM         ALL OTHER
                                      ANNUAL COMPENSATION                 COMPENSATION       COMPENSATION
                              ---------------------------------           --------------     ------------
NAME AND                      YEAR ENDED
PRINCIPAL POSITION             MARCH 31,      SALARY      BONUS           STOCK OPTIONS
------------------            ----------      ------      -----           -------------
                                                ($)        ($)                 (#)                ($)(1)

RICHARD C. PFENNIGER, JR.(2)      1998      275,000           0                  0              1,200
CHIEF EXECUTIVE OFFICER           1997       17,187          --             300,000(3)             --
                                  1996          --           --                  --(3)             --

RANDY S. PROTO                    1998      165,833           0             25,000              2,727
PRESIDENT AND CHIEF               1997      150,000           0                  0             10,000
OPERATING OFFICER                 1996      150,000           0                  0                  0

DAVID D. O'DONNELL(4)             1998      156,875           0             20,000             24,904
PRESIDENT - COLORADO              1997      145,315      10,000                  0             31,031
TECHNICAL UNIVERSITY              1996           --          --            150,000                 --

FERNANDO L. FERNANDEZ(5)          1998      127,916           0             10,000              1,968
VICE PRESIDENT - FINANCE,         1997      120,000           0                  0                  0
CFO AND TREASURER                 1996       11,846           0            120,000                  0

RICHARD B. SALZMAN(6)             1998      127,916           0             10,000              1,925
VICE PRESIDENT - LEGAL            1997      120,000           0                  0                  0
AFFAIRS AND GENERAL COUNSEL       1996       10,000           0            100,000                  0
--------------------

(1) The amounts included in the "All Other Compensation" column represent matching contributions made by the Company under the Whitman Employee Retirement Savings Plan maintained under Section 401(k) of the Internal Revenue Code. The amount listed for Mr. O'Donnell for 1998 also includes $11,050 in reimbursement for life insurance premiums and automobile allowance in the amount of $12,000.

(2) Mr. Pfenniger's employment with the Company commenced in March 1997. Mr. Pfenniger has served as a director of the Company since 1992.

(3) Excludes options to purchase 7,500 shares granted automatically to Mr. Pfenniger in fiscal 1997 and 10,000 shares in fiscal 1996 pursuant to the Company's 1996 Stock Option Plan in connection with his services as a director of the Company.

(4) The Company entered into an employment agreement with Mr. O'Donnell on March 29, 1996 in connection with the acquisition of Colorado Tech. The agreement is for a three-year term ending March 28, 1999.

(5)      Mr. Fernandez' employment with the Company commenced in February 1996.

(6)      Mr. Salzman's employment with the Company commenced in March 1996.

         The following table sets forth information concerning stock option grants made during fiscal 1998 to the executive officers named in the "Summary Compensation Table."

                    STOCK OPTION GRANTS DURING THE YEAR ENDED
                                 MARCH 31, 1998

                                                                                                    POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                        PERCENT OF                                                  ANNUAL RATES OF
                                        TOTAL OPTIONS                                               STOCK PRICE APPRECIATION
NAME AND                      OPTIONS   GRANTED TO         EXERCISE        EXPIRATION               FOR OPTION TERM
PRINCIPAL POSITION            GRANTED   EMPLOYEES          PRICE           DATE                        5%                10%
------------------            -------   -------------      -----------     -------------            --------          --------
                                (#)           %                 $                                    $                   $

RICHARD C. PFENNIGER, JR.          0           --                --                 --                  --                --
CHIEF EXECUTIVE OFFICER

RANDY S. PROTO                25,000          4.1            $3.875           06/12/04              39,000            92,000
PRESIDENT AND CHIEF
OPERATING OFFICER

DAVID D. O'DONNELL            20,000          3.3            $3.875           06/12/04              32,000            74,000
PRESIDENT - COLORADO
TECHNICAL UNIVERSITY

FERNANDO L. FERNANDEZ         10,000          1.6            $3.875           06/12/04              16,000            37,000
VICE PRESIDENT - FINANCE,
CFO AND TREASURER

RICHARD B. SALZMAN            10,000          1.6            $3.875           06/12/04              16,000            37,000
VICE PRESIDENT - LEGAL
AFFAIRS AND GENERAL COUNSEL


         The following table sets forth information concerning stock option exercises during fiscal 1998 by each of the executive officers named in the "Summary Compensation Table" above and the fiscal year-end value of unexercised options held by each such executive officer.


     STOCK OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR END OPTION VALUES

                                                                          VALUE OF UNEXERCISED
                                     NUMBER OF UNEXERCISED                IN-THE-MONEY OPTIONS
                                  OPTIONS AT FISCAL YEAR-END               AT FISCAL YEAR-END
                               ---------------------------------     -------------------------------
                               EXERCISABLE         UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
                               -----------         -------------     -----------       -------------
                                   (#)                  (#)           ($)(1)             ($)(1)

RICHARD C. PFENNIGER, JR.          172,500              225,000        285,050              99,000
CHIEF EXECUTIVE OFFICER

RANDY PROTO                        360,000              215,000      1,283,400             766,475
PRESIDENT AND CHIEF
OPERATING OFFICER

DAVID D. O'DONNELL                 100,000               70,000          6,500              39,550
PRESIDENT - COLORADO TECH

FERNANDO L. FERNANDEZ              120,000               70,000        246,250             133,650
VICE PRESIDENT - FINANCE,
CHIEF FINANCIAL OFFICER
AND TREASURER

RICHARD B. SALZMAN                  50,000               60,000         50,125              68,275
VICE PRESIDENT - LEGAL
AFFAIRS AND GENERAL COUNSEL

--------------------

(1) The value of unexercised in-the-money options represents the number of options held at year-end 1998 multiplied by the difference between the exercise price and $5.69, the closing price of the Company's Common Stock at March 31, 1998.

PERFORMANCE GRAPH

         The graph and table set forth below compares the cumulative total shareholder return on the Company's Common Stock for fiscal 1994 through fiscal 1998 with the S&P 500 Index and an industry peer group index for the same period. The industry peer group index is comprised of the following companies, each of which was selected on the basis of the similarity of its business with that of the Company: Apollo Group, Inc., DeVry, Inc., ITT Educational Services, Inc., Computer Learning Centers, Strayer Education, Inc., Education Management Corp. and Educational Medical, Inc. The graph and table assume an investment of $100 in the Company's Common Stock and each index on March 31, 1993 (the last trading day in fiscal 1993), and the reinvestment of all dividends.

































                                            FISCAL YEAR ENDED MARCH 31,
                            MARCH 31,    --------------------------------------
                              1993       1994    1995     1996    1997     1998
                            ---------    ----    ----     ----    ----     ----
Whitman..................      100        97      85      152      140     152
Industry Peer Group......      100       127     169      451      557     931
S&P 500..................      100       191     117      155      186     275

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report of the Company's Compensation Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not be otherwise deemed filed under such Acts.


TO THE COMPANY'S SHAREHOLDERS:

         The Compensation Committee of the Company's Board of Directors, which is composed of three non-employee directors, is charged with reviewing the compensation of the Chief Executive Officer of the Company and making recommendations with respect thereto to the Board of Directors. The Compensation Committee also reviews and approves the compensation of the other executive officers. The Committee's compensation policies are based on a desire to enhance long-term shareholder value. To achieve this goal, the Committee recognizes that it must adopt compensation policies which will attract, retain and motivate qualified and experienced executive officers. In attracting and retaining executives, the Committee recognizes that the Company must compete for the services of executives with many other companies which possess significantly greater financial resources than the Company and have available more comprehensive compensation plans and arrangements than are presently utilized by the Company. To adequately motivate executives in view of the goal of enhancing shareholder value, the Committee recognizes that it must design compensation policies which align the financial interests of the Company's executive officers with those of its shareholders.

         In light of these factors, the Committee believes that the best manner presently available to the Company to attract, retain and motivate talented executives is through the award of significant long-term compensation in the form of stock options at the time the executive joins the Company and periodically thereafter. The Compensation Committee believes that providing executives with opportunities to acquire significant stakes in the growth and prosperity of the Company through the grant of stock options will enable the Company to attract and retain qualified and experienced executive officers. In addition, the Compensation Committee believes that this approach to compensation creates an entrepreneurial atmosphere which motivates executives to perform to their full potential. The Compensation Committee believes that dependence on stock options for a significant portion of executive compensation more closely aligns the executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is directly dependent on the stock price.

         Accordingly, the Compensation Committee designs the compensation of executive officers to consist of a reasonable annual salary with long-term compensation in the form of stock options. The Compensation Committee has also approved an incentive bonus plan for all employees of the Company with bonus potential dependent upon the financial performance of the Company as a whole, the financial performance of an employee's school or division and the discretionary evaluation of each employee's performance during the fiscal year.

         Executive Officers (other than the Chief Executive Officer). The Chief Executive Officer, with the assistance of other executive officers, makes salary recommendations to the Compensation Committee for the executive officers of the Company (other than the Chief Executive Officer whose salary determination is set forth below). Such recommendations are reviewed and approved by the Compensation Committee with any modifications deemed appropriate. In reviewing and approving salary recommendations, the Compensation Committee considers several factors, including individual performance, the executive's responsibilities, compensation offered by competitors, the cost of living, and the financial performance of the Company. The Company has not, however, established specific performance goals or tied executive compensation to the achievement of specific performance goals. The compensation determination is largely subjective, and no specific weight is given to any particular factor. The Compensation Committee may, in certain circumstances, recommend that a cash bonus be paid to executives whose individual performance during a particular year was outstanding, in the subjective opinion of the Compensation Committee. The amount of any bonus is based upon the recommendation of the Chief Executive Officer. The Company has not set specific goals for executives or tied the payment of bonuses to specific goals.

         Stock options represent a significant portion of total compensation for the Company's executive officers. Options are generally awarded to executive officers at the time that they join the Company and periodically thereafter. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the value of the Company's stock price increases from that date. Generally, grants vest in equal amounts over a four-year period and have seven-year terms. Executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options to executive officers are generally made upon the recommendations of the Chief Executive Officer based on the level of the executive's position with the Company, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options, and discussions with the executive. The determination of the timing and number of stock options granted to the executive officers is made by the Compensation Committee on a subjective basis, with no specific weight given to any particular factor.

         CHIEF EXECUTIVE OFFICER. The position of Chief Executive Officer was first established in March 1997, just prior to the start of the Company's 1998 fiscal year. At that time, Richard C. Pfenniger, Jr. was appointed Chief Executive Officer and his compensation package was set by this Committee and approved by the full Board of Directors. The compensation package included a salary of $275,000 and options to purchase 300,000 shares of the Company's Common Stock. The options were priced at the fair market value at that time of $5.25 per share and had a term of seven years, vesting ratably over four years. The initial compensation package was determined primarily based on Mr. Pfenniger's extensive business experience and acumen.

         For fiscal 1999, after discussions with Mr. Pfenniger, and a review of his performance in fiscal 1998, the Committee set Mr. Pfenniger's base salary in fiscal 1999 at $283,000 and awarded him stock options to purchase 75,000 shares of the Company's Common Stock at $5.06 per share, the fair market value of the Company's Common Stock on the date of grant. The stock options have a seven-year term and vest ratably over four years. In setting Mr. Pfenniger's salary and awarding the stock options for fiscal 1999, the Committee considered the Company's financial performance in fiscal 1998 and Mr. Pfenniger's contribution to the Company's improved financial performance over fiscal 1997, the quality of his services and the salaries paid to similarly situated chief executive officers. The determination of his compensation package was subjective, with no specific weight given to any particular factor. Mr. Pfenniger's compensation package was reviewed and approved by the Board of Directors who believe that the compensation is fair and reasonable in light of the factors considered by the Compensation Committee. No performance bonus award was made to Mr. Pfenniger for fiscal 1998.

         TAX MATTERS. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction for federal income tax purposes to public companies for compensation over $1 million paid in any taxable year to the Company's Chief Executive Officer or to any of the four other most highly compensated executive officers of the Company. Qualifying performance-based compensation is not subject to the limitation if certain requirements are satisfied. Based upon applicable regulations, the Company believes that compensation expenses relating to options granted under its stock option plans will not be subject to the Section 162(m) limitations.

         The Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to its executive officers in light of the overall financial performance of the Company and its effect on shareholder value.


              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

PHILLIP FROST, CHAIRMAN          RICHARD M. KRASNO              NEIL FLANZRAICH



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1998, the following directors served on the Compensation Committee of the Board of Directors: Dr. Frost, Mr. Flanzraich and Dr. Krasno. No person serving as a member of the Committee during fiscal 1998 was an executive officer of the Company at the time of service on the Committee, and no interlocking relationships exist between such persons and any director or executive officer of the Company.


                AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN
                                  (ITEM NO. 2)

DESCRIPTION OF THE 1996 PLAN

         The Company's 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors of the Company on July 31, 1996 and approved by the shareholders of the Company on October 11, 1996. The purpose of the 1996 Plan is to provide the Company with an effective means to attract and retain highly qualified personnel as well as to provide additional incentive to employees and others who provide services to the Company and who can contribute significantly to the Company's success.

         The 1996 Plan is designed to comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the Company intends that options granted under the 1996 Plan qualify for an exception to the disallowance rule of Section 162(m) of the Internal Revenue Code (the "Code"). An aggregate of 1,500,000 shares of Common Stock are available for issuance under the 1996 Plan. No employee may receive stock options under the 1996 Plan in any given year to purchase a number of shares greater than one percent of the number of shares of Common Stock outstanding as of the date the 1996 Plan was adopted. If a stock option expires, terminates or becomes unexercisable for any reason without being exercised in full, the unpurchased shares which were subject to such stock option shall be available for further grant under the 1996 Plan. No options may be granted under the 1996 Plan after July 25, 2006.

         The 1996 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which, under the terms of the 1996 Plan, must consist of at least two directors who are "Non- Employee Directors" within the meaning of Rule 16b-3, as amended, promulgated under the Securities Exchange Act of 1934 and who are "outside directors" as defined for purposes of Section 162(m) of the Code. The Committee has the authority to interpret the provisions of the 1996 Plan and to make all determinations deemed necessary or advisable for its administration.

         The 1996 Plan provides for the issuance of options intended to be incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options not intended to meet the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees of the Company and its subsidiaries, and non-qualified options may be granted to employees, directors, independent contractors and agents of the Company and its subsidiaries. Subject to the provisions of the 1996 Plan, the Committee determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grants. Incentive stock options which first become exercisable in any calendar year for shares with a fair market value on the date of grant in excess of $100,000 are treated as non-qualified stock options to the extent of such excess.

         The exercise price of options may not be less than the fair market value of the Common Stock on the date of grant, except with respect to substitute options issued in connection with certain corporate transactions and except that the exercise price of any incentive stock option granted to the holder of more than 10% of the outstanding Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant. The term of each option may not exceed ten years, except the term of any incentive stock option granted to a holder of more than 10% of the outstanding Common Stock may not exceed five years. The option price may be paid in cash or by check or such other consideration as the Committee shall determine. In general, all outstanding options granted to an employee terminate twelve months after the optionee ceases to be an employee, except that such options terminate (i) immediately (unless otherwise determined by the Committee) if the optionee's employment is terminated for deliberate, willful or gross misconduct and (ii) 36 months after retirement. Options granted under the 1996 Plan are not assignable or transferable other than by will or by the laws of descent and distribution, or, in the case of non-qualified stock options, pursuant to a qualified domestic relations order, and, during the optionee's lifetime, the options may be exercised only by the optionee.

         The 1996 Plan provides for an automatic grant of non-qualified stock options to acquire 7,500 shares of Common Stock to non-employee directors of the Company and 37,500 shares to the Chairman of the Board of Directors each year on the first business day following the Company's annual meeting of shareholders. The exercise price of such options is equal to the fair market value of the Common Stock on the date of the grant, and such options have a term of ten years.

         The number of shares of Common Stock covered by outstanding options, the number of shares of Common Stock available for issuance under the 1996 Plan, the number of shares of Common Stock to be granted to non-employee directors, the maximum number of shares of Common Stock with respect to which options may be granted to any employee in any given year, and the exercise price per share of outstanding options, are proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or stock dividend. Upon the occurrence of certain specified events resulting in a change in control of the Company, the vesting of all outstanding options under the 1996 Plan will be automatically accelerated.

         The Committee may amend or terminate the 1996 Plan, except that shareholder approval is required to increase the number of shares of Common Stock subject to the 1996 Plan, to change the class of persons eligible to participate in the 1996 Plan, to materially increase the benefits accruing to participants under the 1996 Plan, or to increase the maximum number of shares of Common Stock with respect to which options may be granted to any employee in any year. No amendment or termination of the 1996 Plan will affect previously granted awards without the optionee's consent unless the Committee determines that such amendment is in the best interest of the shareholders or optionees.

         All employees, directors, independent contractors and agents of the Company are eligible to receive stock options under the 1996 Plan. As of May 31, 1998, the Company had seven non-employee directors and approximately 605 full-time employees.


AMENDMENTS TO THE 1996 PLAN

         On June 15, 1998, the Committee approved amendments to the 1996 Plan, subject to the approval of shareholders, to (a) increase the number of shares issuable pursuant to the Plan to 2,500,000 shares; (b) permit the Board of Directors to amend or terminate the Plan without the approval of the Company's shareholders, except where such approval is required by applicable law or regulation and (c) make certain changes to conform the Plan to the revised
Section 16(b) provisions under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable law. A copy of the entire text of the Plan, marked to indicate the proposed revisions to the Plan is attached to this Proxy Statement as Exhibit A. The following summary of the Plan and the principal provisions of the proposed amendments are subject in all respects to the attached full text of the proposed revised Plan.


PURPOSES OF THE AMENDMENTS

         The purpose for increasing the number of shares available for issuance under the Plan is to ensure that the Company will continue to be able to grant options as incentives to those individuals upon whose efforts the Company relies for the continued success and development of its business. The purposes of the other proposed amendments to the Plan are to provide the Company with greater flexibility and discretion in granting awards under the Plan and to conform the Plan to the revised provisions of the Exchange Act and other applicable law.


OPTIONS GRANTED UNDER THE 1996 PLAN

         As of July 1, 1998, options to purchase approximately 1,463,650 shares of Common Stock were outstanding under the 1996 Plan at exercise prices ranging from $3.875 to $8.625 per share (in each case equal to or in excess of the fair market value of the Common Stock as of the dates of grant), and options to purchase approximately 352,141 shares of Common Stock were exercisable at prices ranging from $3.875 to $8.625 per share. Except for options granted under the 1996 Plan to non-employee directors, which have a ten year term and vest immediately, and options granted to independent contractors and agents of the Company and its subsidiaries, which have different vesting schedules, all options granted under the 1996 Plan have terms of seven years and vest in equal portions over four years. As of July 22, 1998, the closing price of the Common Stock as reported on the American Stock Exchange composite tape was $5.00.

         As described below, the Committee has discretion to determine the persons to whom grants of options are to be made, the number of options to be granted and the terms and conditions of any grant. Accordingly, except for the automatic grants to non-employee directors of the Company, it is not possible to identify the persons who will receive options under the 1996 Plan, the actual number of options to be granted to any individual under the 1996 Plan, or the terms and conditions of any option to be granted.

         The table below indicates, as of July 1, 1998, the aggregate number of options granted under the 1996 Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.

NAME OF INDIVIDUAL OF GROUP                                     OPTIONS GRANTED
---------------------------                                     ---------------

Phillip Frost, M.D.*                                                   77,500
Chairman of the Board

Richard C. Pfenniger, Jr.*                                            197,500
Chief Executive Officer and
Vice Chairman of the Board

Jack R. Borsting*                                                      17,500
Director

Neil Flanzraich*                                                       14,375
Director

Peter S. Knight*                                                       17,500
Director

Richard M. Krasno*                                                     15,000
Director

Lois F. Lipsett*                                                       15,000
Director

Percy A. Pierre*                                                       13,125
Director

Randy S. Proto                                                         65,000
President and Chief Operating Officer

David D. O'Donnell                                                     40,000
President - Colorado Technical University

Fernando L. Fernandez                                                  30,000
Vice President - Finance, CFO and Treasurer

Richard B. Salzman                                                     30,000
Vice President - Legal Affairs and General Counsel

All current executive officers, as a group                            362,500

All current directors who are not executive officers, as a group      170,000

All employees, other than executive officers, as a group              823,550

----------------------
*Nominee for director

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary is for general information only and is not a comprehensive analysis of applicable federal income tax laws. This discussion is based on the Code and other relevant authority in effect as of the date of this proxy statement. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of his or her own circumstances. Furthermore, no information is provided with respect to tax consequences under foreign, state or local laws. This discussion is not intended as a substitute for careful tax planning. The federal income tax laws are complex and individual circumstances may affect their application. In addition, this discussion is only applicable to those participants who are subject to the United States federal income tax laws. Participants are urged to consult their own tax advisors as to the particular tax consequences to them of the receipt and exercise of options granted under the 1996 Plan and the disposition of any shares of Common Stock acquired pursuant to the exercise of such options.

         Federal Income Tax Consequences Relating to Incentive Stock Options. Certain options granted under the 1996 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Set forth below is a general summary of certain of the principal federal income tax consequences to participants and the Company of incentive stock options granted under the 1996 Plan.

         The grant of an incentive stock option has no immediate federal income tax consequences to the optionee or the Company. The exercise of an incentive stock option while the optionee is an employee or within three months after termination of employment generally has no immediate federal income tax consequences to the optionee or to the Company. The exercise of an incentive stock option will, however, result in an increase in the optionee's alternative minimum taxable income in the year of exercise equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

         In order to obtain incentive stock option treatment for federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the option, the sale (or other disposition) must not occur within two years from the date of the grant of the option nor within one year after the date of issuance of such shares upon exercise of the option (the "ISO holding period requirements"). If the ISO holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an option, the optionee generally will recognize capital gain or loss in the amount equal to the difference between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the option. In such a case, the Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If the optionee holds the shares of Common Stock received upon the exercise of the option for more than 18 months, the maximum rate of tax on any gain is 20%. If the optionee holds shares of Common Stock received upon the exercise of the option for more than one year but not more than 18 months, the maximum rate of tax on any gain is 28%. On the other hand, if the ISO holding period requirements are not satisfied or an optionee exercises an incentive stock option more than three months after termination of employment other than by reason of death or disability of the optionee, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the option, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds realized from the sale or other disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction subject to applicable rules governing deductibility of compensation. If the amount realized upon such a sale or other disposition exceeds the fair market value of the shares on the date of exercise, the excess generally would be treated as capital gain.

         The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, recognized as ordinary income by the optionee, and the optionee's holding period will commence on the date the stock certificate(s) for the shares is (are) issued.

         Federal Income Tax Consequences Relating to Nonqualified Stock Options. Certain options granted under the 1996 Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code and are referred to as nonqualified stock options. Set forth below is a general summary of certain of the principal federal income tax consequences to participants and the Company of nonqualified options granted under the 1996 Plan.

         The grant of a nonqualified stock option has no immediate federal income tax consequences to the optionee or the Company. Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income (subject to wage withholding and employment taxes) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction subject to applicable rules governing deductibility of compensation. The optionee's tax basis in the shares is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the stock certificate(s) for the shares is (are) issued. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale generally is treated as capital gain or loss.

         The Board of Directors unanimously recommends that the shareholders vote "FOR" the approval of the amendment to the 1996 Whitman Education Group, Inc. Stock Option Plan.


                              INDEPENDENT AUDITORS

         Ernst & Young, LLP, independent public accountants, was appointed by the Board of Directors to audit the Company's financial statements for fiscal 1998. This firm has acted as independent public accountants for the Company since 1992. Representatives of Ernst & Young are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions raised by shareholders.

                                OTHER INFORMATION

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any shareholder proposals intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Secretary, Whitman Education Group, Inc., 4400 Biscayne Boulevard, Miami, Florida 33137, no later than April 6, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy card relating to such meeting.

         Shareholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 1999 Annual Meeting must, in accordance with the Company's Bylaws, provide timely notice of the matter to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 60 days nor more than 90 days prior to the annual meeting. If less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given, then notice of the proposed business matter must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the shareholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) any material interest of the shareholder in such business and (e) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act in his or her capacity as a proponent of the shareholder proposal.


OTHER BUSINESS

         As of the date of this proxy statement, the Board of Directors knows of no business to be presented at the Annual Meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.


GENERAL

         All properly executed proxies delivered pursuant to this solicitation and not revoked shall be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to the election of nine directors who shall serve until the 1999 Annual Meeting of Shareholders, shareholders may vote in favor of each nominee or withhold their votes as to a specific nominee. Shareholders should specify their choices on the enclosed proxy card. With respect to the amendment to the 1996 Whitman Education Group, Inc. Stock Option Plan, shareholders may vote in favor of, may vote against, or may abstain from voting on such proposal. If no specific instructions are given, the shares represented by the proxy will be voted FOR the election of all directors and FOR the amendment to the 1996 Whitman Education Group, Inc. Stock Option Plan.


                                              RICHARD B. SALZMAN, SECRETARY

August 3, 1998

                                                                      EXHIBIT A

                              AMENDED AND RESTATED
                          WHITMAN EDUCATION GROUP, INC.
                             1996 STOCK OPTION PLAN


     1. PURPOSES.

     The purposes of this 1996 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries as well as other individuals who perform services for the Company or its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Non-Qualified Stock Options, at the discretion of the Committee and as reflected in the terms of the written option agreement.

     2. DEFINITIONS.

     As used herein, the following definitions shall apply:

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the common stock, no par value per share, of the Company.

     "Company" shall mean Whitman Education Group, Inc., a Florida corporation.

     "Committee" shall mean the committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

     "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Service as an Employee shall not be considered interrupted for purposes of the Plan, in the case of sick leave, military leave, or any other bona fide leave of absence approved by the Committee.

     "Disabled" or "Disability" shall mean a physical or mental disability as defined in Section 22(e)(3) of the Code.

     "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary. The payment of a director's fee by the Company shall not be sufficient to constitute the recipient an "employee" of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Incentive Stock Option" shall mean a stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Non-Qualified Stock Option" shall mean a stock option not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     "Option" shall mean a stock option granted pursuant to the Plan.

     "Optioned Stock" shall mean the Common Stock subject to an Option.

     "Optionee" shall mean the recipient of an Option.

     "Parent" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

     "Share" shall mean a share of Common Stock, as adjusted in accordance with Section ----- 13 of the Plan.

     "Subsidiary" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK.

     Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 2,500,000. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

     4. ADMINISTRATION.

     (a) COMMITTEE. The Plan at all times shall be administered by a Committee appointed by the Company's Board of Directors consisting of not less than two members of the Board of Directors.

     (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Non- Qualified Stock Options; (ii) to determine the fair market value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to determine the vesting schedule of Options to be granted; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted under the Plan (which need not be identical); (viii) to accelerate the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (x) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to specific members of management or to a committee of management personnel the authority to determine: (a) the persons to whom, and the time and times at which, Options shall be granted and the number of Shares to be represented by each Option; (b) the vesting schedule of Options; (c) the term of Options, and (d) other terms and conditions of any Options; provided that the Committee shall not have the authority to delegate such matters with respect to awards to be granted to any person subject to Section 16 of the Exchange Act or any "covered employee" under Section 162(m) of the Code; and (xi) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may require the voluntary surrender of all or any portion of any Option granted under the Plan as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during the period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be unexercisable and the Shares previously subject to such Options shall be available for the grant of other Options.

     (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

     5. ELIGIBILITY.

     Incentive Stock Options may be granted only to Employees. Non-Qualified Stock Options may be granted to Employees, non-Employee directors (in accordance with the provisions of Section 8 of the Plan or otherwise in the discretion of the Committee), independent contractors and agents. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Subject to the provisions of Section 15 of the Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any Employee in any calendar year is 1% of the authorized and outstanding Shares of Common Stock on the date of adoption of the Plan.

     6. DOLLAR LIMITATION.

     Except as otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted; and (b) the limitation is applied by taking into account Options in the order in which they were granted.

     7. RIGHTS OF OPTIONEES.

     The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

     8. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS.

     Subject to Section 3 of the Plan, each person who is a non-Employee director of the Company on the first business day following any annual meeting of shareholders of the Company and who is not a common law employee of the Company or of any Subsidiary shall automatically receive on such date an Option to acquire 7,500 Shares and the person who is serving as the Chairman of the Board of Directors on such day following any annual meeting and who is not a common law employee of the Company or any Subsidiary shall automatically be granted options to acquire 37,500 Shares, as adjusted in accordance with Section 15 of the Plan. The exercise price for the Shares to be issued pursuant to Options granted under this Section 8 shall be as set forth in Section 11(a)(ii) of the Plan. The Options granted pursuant to this Section 8 shall have a term of ten years from the date of grant. Non-Employee directors shall have the right, if they so wish, to decline receipt of any Options to be granted under this
Section 8.

     9. TERM OF PLAN.

     The Plan shall become effective upon its adoption by the Board of Directors of the Company; provided that, if the Plan is not approved by the shareholders of the Company in accordance with Section 20 of the Plan within 12 months after the date of adoption by the Board of Directors, the Plan and any Options granted thereunder shall terminate and become null and void. The Plan shall continue in effect until July 25, 2006 unless sooner terminated in accordance with Section 17 of the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such date will remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

     10. TERM OF OPTION.

     The term of each Option shall be ten years from the date of grant thereof or, except for Options granted pursuant to Section 8 of the Plan, such shorter term as may be determined by the Committee. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be determined by the Committee.

     11. EXERCISE PRICE AND CONSIDERATION.

     (a) The per Share exercise price of the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

         (i) In the case of an Incentive Stock Option:(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant; and (B) granted to any other Employee, the per share exercise price shall be no less than the fair market value per Share on the date of grant.

         (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 8 of the Plan, shall be equal to the fair market value per Share on the date of the grant.

     (b) Notwithstanding Section 11(a) of the Plan, in the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an "incentive stock option") to preserve, on a per share basis immediately after such corporate transaction, the same ratio of fair market value per option share to exercise price per share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

     (c) The fair market value per Share shall be determined by the Committee in its discretion; provided, however, that if the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

     (d) The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist of cash or check in an amount equal to the aggregate exercise price of the Shares as to which said Option shall be exercised or such other consideration as the Committee shall determine. Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer designated by the Company to sell (or margin) a sufficient portion of the Shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price; provided that Optionees subject to Section 16 of the Exchange Act shall not be entitled to make payment by such method until either the holders of a majority of the outstanding shares of the Company entitled to vote have approved an amendment to the Plan permitting payment by such method or counsel to the Company has advised the Committee that such approval is not required by Rule 16b-3. For purposes of this Section 11(d), the exercise date of such Option shall be the date on which such documents have been delivered to the Company or its designated agent.

     12. EXERCISE OF OPTION.

     (a) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 11(d) of the Plan.

     (b) RIGHTS AS A SHAREHOLDER. Until the issuance, which in no event (except as provided in Section 18 of the Plan) will be delayed more than 30 days from the date of the exercise of the Option, of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     13. TERMINATION OF EMPLOYMENT.

     (a) TERMINATION OF STATUS AS AN EMPLOYEE. If an Employee ceases to be in Continuous Status as an Employee, other than (i) by reason of retirement or (ii) as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall be exercisable within twelve
(12) months after the date he ceases to be in Continuous Status as an Employee (or such shorter or longer time as may be determined by the Committee) to the extent the Employee was entitled to exercise such Option as of the date of such Employee's termination of employment.

     (b) RETIREMENT OF OPTIONEE. If any Employee ceases to be in Continuous Status as an Employee by reason of such Employee's retirement, any Option held


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


by such Employee shall be exercisable within 36 months after the date such Employee ceases to be in Continuous Status as an Employee to the extent that the Employee was entitled to exercise such Option as of the date of such Employee's retirement. For purposes of the Plan, "retirement" means termination of services as an Employee at or after age 65 other than as a result of deliberate, willful or gross misconduct.

     (c) DEATH OR DISABILITY OF OPTIONEE. Subject to the provisions of the Plan, any Option held by an Optionee at the time of the Optionee's death may be exercised subsequently by either the legal representative of the Optionee's estate or by the person or persons who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise such Option as of the date of the Optionee's death. In the event of the death or disability of an Optionee during the time period specified in Section 13(a) or 13(b), as applicable, the Option may be exercised, at any time within three months following the date of his death or disability, by the Optionee, or, in the case of death, by either the legal representative of the Optionee's estate or by a person or persons who acquired the right to exercise the option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise such Option as of the date of the Optionee's death or disability.

     (d) TERMINATION FOR MISCONDUCT. If any Employee ceases to be in Continuous Status as an Employee as a result of a termination by the Company for deliberate, willful or gross misconduct, any Option held by such Employee shall terminate immediately and automatically on the date of such Employee's termination as an Employee unless otherwise determined by the Committee.

     (e)  EXPIRATION  OF  OPTIONS.  None of the events  described  above in this
Section 13 shall extend the period of exercisability of the Option beyond the expiration date thereof. To the extent that an Optionee was not entitled to exercise an Option on the date said Optionee ceased to be in Continuous Status as an Employee or the date of the Optionee's death or disability, or if the Optionee does not exercise such Option (which they were entitled to exercise) within the time period specified in this Section 13, the Option shall terminate and become null and void. Notwithstanding the provisions of Section 13(a), 13(b) or 13(d) of the Plan, no Options shall be exercisable after an Optionee ceases to be in Continuous Status as an Employee in the event the Optionee shall have during the time period in which his Options are exercisable, engaged in deliberate action which, as determined by the Committee, causes substantial harm to the interests of the Company or constitutes a breach of any obligation of the Optionee to the Company. In such event, the Optionee shall forfeit all rights to any unexercised Option as of the date of such deliberate action.

     14. NON-TRANSFERABILITY OF OPTIONS.

     During an Optionee's lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred; or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution or, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     15.  ADJUSTMENTS  UPON  CHANGES  IN  CAPITALIZATION;
          CHANGE  IN  CONTROL; DISSOLUTION.

     (a) Subject to any required action by the shareholders of the Company, each of (i) the number of shares of Common Stock covered by each outstanding Option,
(ii) the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, (iii) the price per share of Common Stock covered by each such outstanding Option, (iv) the number of shares of Common Stock to be granted to non-Employee directors pursuant to Section 8 of the Plan, and (v) the maximum number of Shares with respect to which Options may be granted to any Employee, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that (a) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision) and (b) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code; and provided further, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) If: (1) any person (as defined for purposes of Section 13(d) and 14(d) of the Exchange Act, but excluding the Company and any of its wholly-owned subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Company as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (2) the shareholders of the Company approve (i) any consolidation or merger of the Company in which the Company is not the surviving corporation (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to an entity which is not a wholly-owned subsidiary of the Company, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each such Option shall, immediately prior to the specified effective date of any of the foregoing transactions, become fully exercisable with respect to the total number of Shares subject to such Option and may be exercisable for all or any portion of such Shares. Upon the consummation of any of such transaction, all outstanding Options under the Plan shall, to the extent not previously exercised, either be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof.

     (c) In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

     16. TIME FOR GRANTING OPTIONS.

     The date of grant of an Option shall be the date on which the Committee makes the determination granting such Option or such later date as the Committee may specify. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     17. AMENDMENT AND TERMINATION OF THE PLAN.

     (a) COMMITTEE ACTION; STOCKHOLDERS' APPROVAL. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of
Directors   may  deem   advisable,   without  the  approval  of  the   Company's
shareholders.

     (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of shareholders or Optionees.

     18. CONDITIONS UPON ISSUANCE OF SHARES.

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the advice of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

     19. OPTION AGREEMENTS.

     Options shall be evidenced by written option agreements in such form as the Committee shall approve. Such agreements shall contain such provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall determine.

     20. SHAREHOLDER APPROVAL.

     Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within twelve months after the date the Plan is adopted. The approval of such shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and shall be obtained, at a duly held shareholders' meeting, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon.

     21. INDEMNIFICATION OF COMMITTEE MEMBERS.

     In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or Bylaws of the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Company; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     22. OTHER COMPENSATION PLANS.

     The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

     23. HEADINGS.

     Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     24. WITHHOLDING.

     The Company and any Subsidiary may, to the extent permitted by law, deduct from any payments or transfers of any kind due to an Optionee the amount of any federal, state, local or foreign taxes required by any governmental regulatory authority to be withheld or otherwise deducted with respect to the Options or the Optioned Stock.

     25. GOVERNING LAW.

     The Plan, the Options granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

     26. RESERVATION OF SHARES

     The Company shall, during the term of the Plan and any Option granted hereunder, reserve and keep available a number of Shares as shall be sufficient to satisfy the requirements of the Plan.